Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2009 and the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended March 31, 2009 and for the year ended June 30, 2008 have been derived from the historical financial statements of Myriad Genetics, Inc. (the “Company”) and adjusted to give effect to the distribution of the common stock of Myriad Pharmaceuticals, Inc. (“MPI”) to our stockholders, which will be accounted for as discontinued operations in the fourth quarter of 2009 in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet assumes that the above-mentioned transaction occurred on the date of such balance sheet and the Unaudited Pro Forma Condensed Consolidated Statements of Operations assume that the above-mentioned transaction occurred on July 1, 2007.

Management believes that the assumptions used to derive the Unaudited Pro Forma Condensed Consolidated Financial Statements are reasonable under the circumstances and given the information available. The Unaudited Pro Forma Condensed Consolidated Financial Statements have been provided for informational purposes and are not necessarily indicative of the financial condition or results of future operations or the actual financial condition or results that would have been achieved had the transactions occurred on the dates indicated. These Unaudited Pro Forma Condensed Consolidated Financial Statements (together with the footnotes thereto) should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto, which can be found in our quarterly report on Form 10-Q for the period ended March 31, 2009, filed with the Securities and Exchange Commission on May 5, 2009 and our annual report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Securities and Exchange Commission on August 28, 2008.

MYRIAD GENETICS, INC.

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

(In thousands, except per share amounts)

	As of March 31, 2009
	Historical	Spin-off of MPI (a)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$200,685	—	(135,797)	(b)	64,888
Marketable investment securities	201,400	—	(35,834)	(b)	165,566
Prepaid expenses	2,811	(624)	—		2,187

Trade accounts receivable, less allowance for doubtful accounts of $4,100 in 2008 and $2,600 in 2007	47,473	—	—		47,473
Other receivables	4,205	(501)	—		3,704

Total current assets	456,574	(1,125)	(171,630)		283,819

Equipment and leasehold improvements:

Equipment	67,362	(18,305)	—		49,057

Leasehold improvements	11,895	(4,023)	—		7,872

	79,257	(22,328)	—		56,929

Less accumulated depreciation	50,638	(13,762)	—		36,876

Net equipment and leasehold improvements	28,619	(8,566)	—		20,053

Long-term marketable investment securties	132,757	—	(16,370)	(b)	116,387
Other assets	2,480	(125)	—		2,355

	$620,430	(9,816)	(188,000)		422,614

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable	$11,426	(3,158)	3,158	(c)	11,426
Accrued liabilities	25,019	(8,094)	4,184	(c)	21,109
Deferred revenue	58	—	—		58

Total current liabilities	36,503	(11,252)	7,342		32,593

Commitments and contingencies
Stockholders’ equity:

Total stockholders’ equity	583,927	1,436	(194,936)	(d)	390,427

	$620,430	(9,816)	(187,594)		423,020

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MYRIAD GENETICS, INC.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended Mar. 31, 2009
	Historical	Spin-off of MPI(a)		Pro Forma Adjustments				Pro Forma
Molecular diagnostic revenue	$240,449		$—	$				$240,449
Research and other revenue	5,064		(5,064)					—

Total revenue	245,513		(5,064)		—			240,449

Costs and expenses:
Molecular diagnostic cost of revenue	32,082		—					32,082
Research and development expense	54,950		(41,697)					13,253
Selling, general, and administrative expense	105,092		(7,157)					97,935

Total costs and expenses	192,124		(48,854)		—			143,270

Operating income (loss)	53,389		43,790		—			97,179

Other income (expense):
Interest income	9,817		—		(3,866)	(e	)	5,951
Other	(2,038)		—		—			(2,038)

Total other income	7,779		—		(3,866)			3,913

Income (loss) before taxes	61,168		43,790		(3,866)			101,092

Income tax provision	193		—		—			193

Net income (loss)	$60,975		$43,790		$(3,866)			$100,899

Earnings per share:
Basic	$0.66	$						$1.09
Diluted	$0.62	$						$1.03

Weighted average shares outstanding:
Basic	92,757							92,757
Diluted	97,979							97,979

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MYRIAD GENETICS, INC.

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share amounts)

	Year Ended June 30, 2008
	Historical	Spin-off of MPI (a)	Pro Forma Adjustments			Pro Forma
Molecular diagnostic revenue	$222,855	$—	$			$222,855

Pharmaceutical revenue	100,000	(100,000)				—
Research and other revenue	10,774	(10,774)				—

Total revenue	333,629	(110,774)		—		222,855

Costs and expenses:
Molecular diagnostic cost of revenue	32,340	—				32,340
Research and development expense	139,715	(121,526)				18,189
Selling, general, and administrative expense	123,493	(20,600)				102,893

Total costs and expenses	295,548	(142,126)		—		153,422

Operating income (loss)	38,081	31,352		—		69,433

Other income (expense):
Interest income	13,709	—		(7,077)	(e)	6,632
Other	(3,337)	3,017		—		(320)

Total other income	10,372	3,017		(7,077)		6,312

Income (loss) before taxes	48,453	34,369		(7,077)		75,745

Income tax provision	608	—		—		608

Net income (loss)	$47,845	$34,369		$(7,077)		$75,137

Earnings per share:
Basic	$0.54					$0.85
Diluted	$0.51					$0.80

Weighted average shares outstanding:
Basic	88,378					88,378
Diluted	93,408					93,408

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

NOTES TO

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The pro forma adjustments to the accompanying historical financial information as of and for the nine months ended March 31, 2009 and for the year ended June 30, 2008 are described below:

(a)	Represents the assets, liabilities and operations of Myriad Pharmaceuticals, Inc. prior to the spin-off. The common stock of Myriad Pharmaceuticals, Inc. was distributed to the Company’s stockholders on June 30, 2009.

(b)	Represents the contribution of $188.0 million in cash, cash equivalents and marketable securities from the Company to Myriad Pharmaceuticals.

(c)	In accordance with the Separation and Distribution Agreement between the Company and Myriad Pharmaceuticals, the pro forma adjustment represents accounts payable and accrued liabilities that will be paid by Myriad Genetics, Inc. and are net of amounts related to accrued vacation of $910,000 and other accrued liabilities related to the Company’s drug development activities of $3.0 million that will be retained by Myriad Pharmaceuticals after the distribution.

(d)	Represents the residual capital contribution from the Company to Myriad Pharmaceuticals.

(e)	To reflect reduced interest income that would have been earned as a result of the $188.0 million in cash, cash equivalents and marketable securities that was contributed to Myriad Pharmaceuticals, assuming the amount was contributed as of the beginning of the respective periods.